UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Bio-Path Holdings, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Bio-Path Holdings, Inc.

4710 Bellaire Boulevard, Suite 210

Bellaire, Texas 77401

SUPPLEMENT TO PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 22, 2024

On January 4, 2024, Bio-Path Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission the Company’s definitive proxy statement (the “Proxy Statement”), dated January 4, 2024, describing the matters to be voted on at the Company’s upcoming special meeting of stockholders (the “Special Meeting”), to be held on Monday, January 22, 2024 at 4:00 p.m., Central Standard Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380. The Proxy Statement is also available at http://www.astproxyportal.com/ast/22620/special. At the Special Meeting, the Company’s stockholders are being asked to approve, among other things, an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.001 per share, at a ratio of up to 1-for-50, to be determined by the board of directors of the Company (“Proposal One”). This supplement to the Proxy Statement (this “Supplement”) amends and supplements the Proxy Statement to clarify the vote required to approve Proposal One and the treatment of abstentions.

The first paragraph under the heading “Required Votes; Effect of Abstentions and Broker Non-Votes” on page two of the Proxy Statement is hereby amended to read in full as follows:

“Proposal One:   The affirmative vote of the majority of the votes cast will be required for approval of Proposal One. A properly executed proxy marked “Abstain” with respect to Proposal One will not be voted with respect to Proposal One, although it will be counted for purposes of determining whether there is a quorum. An abstention is not considered a vote cast and will have no effect on whether the required approval is obtained. We understand that Proposal One is considered a “routine” matter. As such, we understand that brokerage firms will have authority to vote customers’ unvoted shares held by the firms in “street name” on Proposal One.”

In addition, the paragraph under the heading “Required Vote” on page 12 of the Proxy Statement is hereby amended to read in full as follows:

“The affirmative vote of the majority of the votes cast will be required for approval of this Proposal One. A properly executed proxy marked “Abstain” with respect to this Proposal One will not be voted with respect to this Proposal One, although it will be counted for purposes of determining whether there is a quorum. An abstention is not considered a vote cast and will have no effect on whether the required approval is obtained. We understand that this Proposal One is considered a “routine” matter. As such, we understand that brokerage firms will have authority to vote customers’ unvoted shares held by the firms in “street name” on this Proposal One. For the approval of Proposal One, you may vote “FOR” or “AGAINST” or abstain from voting.”

The record date for the Special Meeting remains as December 28, 2023. If you have voted by proxy already, your vote will be counted and there is no need to take any further action. If for any reason you wish to revoke your proxy, please follow the instructions in the Proxy Statement.

We encourage you to read all of our proxy materials, including our Proxy Statement, so that you may be informed about the business to come before the Special Meeting. Your participation in our business is important, regardless of the number of shares that you hold. We urge you to vote regardless of whether you expect to attend the Special Meeting so that we may ensure that a quorum is present.